Exhibit 99.B(h)(4)(i)

PSF ADMINISTRATION AND SUPPORT SERVICES AGREEMENT

This Administration and Support Services Agreement, is made by and among Pacific Select Fund (the “Trust”), a Delaware Statutory Trust, and Pacific Life Insurance Company, an insurance company domiciled under the laws of the State of Nebraska, (“Pacific Life”), and Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“PLFA”) effective January 1, 2018 (the “Agreement”). This Agreement replaces the Administration and Support Services Agreement originally made on May 1, 2007, as amended and restated thereafter, which agreement shall terminate upon the effectiveness of this Agreement.

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust, Pacific Life and PLFA wish to amend and restate the Agreement;

WHEREAS, the Advisory Agreement provides that the Trust shall bear the expenses incurred in connection with procuring, and providing, administrative and support services to the Trust (hereinafter, the “Support Services”);

WHEREAS, Support Services under this Agreement include, but are not limited to, the following:

(i)                                     Expenses of registering and qualifying the Trust with the Securities and Exchange Commission (“SEC”) and with any necessary state governmental entities;

(ii)                                  Expenses of providing accounting, tax, and legal services to the Trust;

(iii)                               Expenses of maintaining the Trust’s legal existence;

(iv)                              Expenses of holding shareholders’ meetings;

(v)                                 Expenses of preparing, printing, filing, and distributing to existing shareholders, proxies, prospectuses, and shareholder reports;

(vi)                              Expenses of preparing, printing and filing reports and other documents as may be required, including, but not limited to, Forms N-SAR, N-PX, N-CSR, 24F-2 and N-Q and any new filings that may be required in the future;

(vii)                           Expenses of establishing, overseeing, and administering the Trust’s regulatory compliance program in accordance with Rule 38a-1 under the 1940 Act (the “38a-1 Program”) or other applicable laws and regulations including, but not limited to, the expense of the Trust’s Chief Compliance Officer (“CCO”) and the CCO’s staff, and the expense of other compliance personnel in assisting in the development and implementation of the 38a-1 Program;

(viii)                        Expenses of registering PLFA as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) on behalf of certain series of the

Trust and making such filings and reports, and performing such compliance activity, as may be necessary or advisable under the Commodity Exchange Act or the rules thereunder;

(ix)                              Expenses of providing support and coordination in connection with the provision of services to the Trust by outside counsel, accountants and consultants;

(x)                                 Expenses of complying with  new or changed securities laws, commodity laws, and other laws, rules and regulations that may affect the Trust; and

(xi)                              Expenses of such administrative and support services and other activates as may be necessary, advisable or required by the Trust which are not included in, part of, or subject to, the Trust’s Advisory Agreement or any other Trust agreements.

WHEREAS, the Trust desires that Pacific Life and PLFA provide Support Services;

WHEREAS, Pacific Life and PLFA are each willing to provide Support Services in the manner and on the terms hereinafter set forth; and

WHEREAS, the Support Services to be provided to the Trust by Pacific Life and PLFA for which the Trust has agreed to compensate Pacific Life and PLFA are set forth in Addenda to this Agreement, as such Addenda may be amended or as may be further specified in additional addenda to this Agreement, as may be agreed to from time to time by Pacific Life, PLFA and the Trust;

NOW THEREFORE, in consideration of these premises and mutual promises and covenants herein contained, the parties agree as follows:

1.              Support Services.  Pacific Life and PLFA will provide such Support Services as Pacific Life and PLFA each reasonably believes it and its personnel may render in a cost effective manner.  Support Services shall not include any services for which PLFA is responsible pursuant to its Advisory Agreement with the Trust.  Support Services may include services provided by directors, officers or employees of Pacific Life and PLFA with respect to any matter which is a Support Service irrespective of whether such person is also a trustee or officer of the Trust; provided, however, that this provision shall not permit compensation to a trustee of the Trust who is also a director, officer or employee of Pacific Life, in connection with such trustee’s performance of his or her duties as a Trustee of the Trust.

Notwithstanding the foregoing, Pacific Life’s Chairman, CEO, President, and any Executive Vice President of PLFA will not bill for their time attending to Trust matters, including preparation of Board materials and attendance at Board meetings. In addition, neither PLFA nor the Pacific Life Corporate Secretary’s office will bill for their time arranging/scheduling meetings of the Trust’s Board of Trustees or any of its committees, making food or travel arrangements and reservations, processing payments for Trustee fees, processing expense reimbursements for Trustees, or maintaining the Trust’s records.

2.              Compensation.  As compensation for Support Services provided pursuant to this

Agreement, the Trust agrees to pay Pacific Life and PLFA for the respective work that each performs under this Agreement on an “approximate cost basis.” Pacific Life and PLFA agree (i) to employ reasonable methods to determine the cost for services provided, and (ii) to maintain adequate records and internal controls to support payments requested under this Agreement.  The Trust acknowledges that average rates, established internal billing rates, estimated percentages of time spent on Trust matters, or other reasonable methods may be used to determine the approximate cost basis. Pacific Life and PLFA do not intend to profit from the provision of Support Services.

3.              Term and Termination.  This Agreement shall remain in effect unless terminated as provided herein.  Any party to this Agreement may terminate this Agreement at any time without penalty upon thirty days’ prior written notice to the other parties.  This Agreement shall be submitted to the Trust’s Board of Trustees on an annual basis for review and approval.

4.              Trust Obligations.  The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Fund individually. Further, the debts, liabilities, obligations and expenses incurred or contracted for hereunder with respect to a Series of the Trust shall be enforceable against the assets of that Series only and not against the assets of the Trust generally or any other Series.

5.              Governing Law.  This Agreement shall be governed by the laws of the State of Delaware.

6.              Non-exclusivity.  It is understood that the services of the Administrator and PLFA hereunder are not exclusive, and the Administrator and PLFA shall be free to render similar services to other investment companies and other clients.

7.              Miscellaneous.

(a)               The parties shall construe this Agreement consistent with the terms of the Administration Agreement and each party’s obligations, if any, thereunder.

(b)               If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be deemed to be held or made invalid by a court decision, statue, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

(c)                The captions in this Agreement are included for convenience only and in no way define any of the provisions in the Agreement or otherwise affect their construction or effect.

(d)               The Trust has the right, through its trustees, officers or agents, to inspect, audit and copy all records pertaining to the performance of Support Services under this Agreement.

(e)                This Agreement may not be assigned by any party without the prior written consent of all parties.

Agreed To and Accepted By:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
	Name: Howard T. Hirakawa		Name: Jane M. Guon
	Title: SVP, Fund Advisor Operations		Title: Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

ADDENDUM A
(to Administration and Support Services Agreement by and among Pacific Select Fund, Pacific Life Fund Advisors LLC and Pacific Life Insurance Company, dated January 1, 2018)

ACCOUNTING AND TAX SERVICES

The following shall constitute a schedule of accounting and tax services that may be provided by Pacific Life and/ or PLFA personnel under this Agreement:

•            Regulatory filing support, which includes preparation, review, approval, filing and web posting (as needed) of all quarterly reports (Form N-Q), and semi-annual and annual reports (Forms N-SAR and N-CSR), monthly reports (N-MFP), and annual 24f-2 notices, reports required by CFTC and such other reports as may be required under the law;

•            Board and Audit Committee support;

•            Trust performance preparation and support;

•            Monthly securities library updates and monthly web postings;

•            Independent and Internal Auditors (as needed) support;

•            Trust expenses processing and review;

•            Registration statement support — including Summary and Statutory Prospectus and Statement of Additional Information (Forms N-1A and N-14) and all amendments/supplements thereto and support on any other federal or state regulatory;

•            Written procedures and control support required by the Sarbanes-Oxley Act of 2002 and the SEC’s rules thereunder, the 38a-1 Program, the Commodity Exchange Act and the CFTC’s rules thereunder, and other applicable law and regulations;

•            Surveys and questionnaires on behalf of Trust;

•            Tax-related support for the Trust, which includes preparation and/or review, and approval of tax returns prepared by Corporate Tax and/or another tax preparer approved by the Trust for the Trust and preparation and/or review, and approval of monthly distribution, annual spillback and excise tax distributions, etc.;

•            Accounting and tax support for adding, merging, or liquidating portfolios to the Trust;

•            Miscellaneous accounting control support (e.g. risk reports review, tax and accounting research relating to the Trust, reconciliations, etc.);

•            Maintenance of books and records required by the 1940 Act in connection with accounting and tax services provided to the Trust;

•            Trust Chief Compliance Officer and 38-1 related support;

•            Regulatory examination related work and support;

•            Support to PLFA Accounting on behalf of the Trust;

•            Transfer Agency oversight; and

•            Changes in securities laws, commodity laws, and other laws and regulations that may affect the Trust.

Effective: January 1, 2018

Agreed To and Accepted By:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
	Name: Howard T. Hirakawa		Name: Jane M. Guon
	Title: SVP, Fund Advisor Operations		Title: Secretary

ADDENDUM B

(to Administration and Support Services Agreement by and among Pacific Select Fund, Pacific Life Fund Advisors LLC and Pacific Life Insurance Company, dated January 1, 2018)

LEGAL AND COMPLIANCE SERVICES

The following shall constitute a schedule of legal and compliance services that may be provided by Pacific Life and/or PLFA personnel under this Agreement:

Draft, prepare, review, edit, and file, as applicable, and attention to:

•                  Trust’s registration statement;

•                  Proxy/information statements;

•                  Combined proxy/registration statements on Form N-14;

•                  Trust’s quarterly, semi-annual and annual financial reports and filings;

•                  N-SAR, N-CSR, N-PX, N-Q, N-MFP, and XBRL, and other SEC, or other federal or state filings as may be required;

•                  Monthly holdings related support;

•                  Amendments or supplements to any of the foregoing;

•                  Recommendations and reports to Trust Board (including general board materials) on matters not involving investment advice;

•                  General administrative support of the Trust, including (but not limited to) support to the Trust Board and Board Committees, meeting attendance (except as provided in the Agreement), responding to surveys and questionnaires on behalf of the Trust, Trust website maintenance and maintenance of Trust  books and records;

•                  New or revised Trust policies and/or procedures;

•                  Documents, filings and correspondence relating to maintenance of the Trust’s legal existence;

•                  Tax and accounting related items;

•                  Shareholder correspondence;

•                  Changes in securities laws, commodity laws, and other laws and regulations that may affect the Trust;

•                  Insurance laws and regulations that may affect the Trust;

•                  Providing counsel with respect to legal/compliance issues relating to the Trust raised by the Trust’s trustees and/or officers or by Pacific Life’s or PLFA’s regulatory compliance support staff;

•                  PLFA’s registration and maintenance of registration as a CPO with the CFTC on behalf of certain series of the Trust and making such filings as may be necessary or advisable under the Commodity Exchange Act or the rules thereunder;

•                  Implementation and on-going compliance and operations of portfolios;

•                  Implementation and on-going compliance and oversight of the Trust programs, such as securities lending and such other programs or services as the Trust may adopt/implement from time to time;

•                  Verification of information provided by, coordination with, and review, oversight, evaluation, and analysis of all Trust service providers;

•                  Examinations by regulatory agencies;

•                  Support to PLFA Accounting on behalf of the Trust;

•                  Support of Trust Chief Compliance Officer on matters related to the Trust’s compliance with applicable laws and regulations, including matters related to the 38a-1 Program; and

•                  Litigation related support.

Effective January 1, 2018

Agreed To and Accepted By:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
	Name: Howard T. Hirakawa		Name: Jane M. Guon
	Title: SVP, Fund Advisor Operations		Title: Secretary

ADDENDUM C

(to Administration and Support Services Agreement by and among Pacific Select Fund, Pacific Life Fund Advisors LLC and Pacific Life Insurance Company, dated January 1, 2018)

CHIEF COMPLIANCE OFFICER SERVICES

The following shall constitute a schedule of services that may be provided by the Trust’s
Chief Compliance Officer (the “CCO”) and by other Pacific Life and/or PLFA personnel under this Agreement:

All work performed by the COO and by other Pacific Life and/or PLFA personnel in connection with the 38-1 Program and other compliance oversight and reporting, including, but not limited to:

•                  Creating, editing, reviewing, auditing, examining, and/or inspecting Trust compliance and control procedures.

•                  Establishing and carrying out the 38a-1 Program’s due diligence/review process and other compliance oversight relating to Trust service providers.

•                  Preparation of reports to the Trust Board and/or the Audit Committee.

•                  Providing information/support to the Trust Board including attendance at various meetings.

Effective January 1, 2018

Agreed To and Accepted By:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
	Name: Howard T. Hirakawa		Name: Jane M. Guon
	Title: SVP, Fund Advisor Operations		Title: Secretary